UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2019

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 9, 2019, Symantec Corporation (the “Company”) filed a Current Report on Form 8-K to report, among other things, the appointment of Richard S. “Rick” Hill as Interim President and Chief Executive Officer of Symantec. The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the aforementioned Form 8-K to disclose details of Mr. Hill’s compensation that was expected to be approved in connection with such appointment but was not determined at the time of the initial filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2019, the Company and Mr. Hill entered into an at-will employment agreement regarding the terms of Mr. Hill’s employment as the Company’s Interim President and Chief Executive Officer (the “Agreement”). A summary of the material terms and conditions of the Agreement is set forth below. The summary is qualified in all respects by reference to the Agreement, which is attached as Exhibit 10.01 hereto and is incorporated herein by reference.

Mr. Hill’s Employment Agreement.

Employment Term. The term of the Agreement is one year from May 9, 2019 (the “Start Date”), or until the earlier of the appointment of a permanent Chief Executive Officer of the Company unless earlier terminated by a vote of a majority of the independent directors of the Board of Directors of the Company (the “Board” and the term of the Agreement, the “Employment Term”).

Base Salary and Bonus. Mr. Hill’s annualized base salary is $1,000,000, payable in arrears from April 14, 2019, subject to proration and reduction as provided in the Agreement. He is also eligible for an annual bonus under the Company’s Executive Annual Incentive Plan with a target amount of 150% of base salary, subject to proration as provided in the Agreement. The actual amount of the annual bonus will be determined by the independent members of the Board based on the Company’s achievement of targeted performance metrics for the Company in the relevant fiscal year. If Mr. Hill’s Employment Term is terminated by the Company other than for Cause (as defined in the Agreement) within three months following the Start Date and Mr. Hill executes and does not revoke a general release of claims against the Company (the “Release Requirement”), he will be entitled to receive (i) a lump sum payment equal to three months of his base salary less any base salary previously paid to him and (ii) no less than three months of his annual target bonus for fiscal year 2020.

Special Monthly Stipend. Mr. Hill will receive a $40,000 monthly stipend during the Employment Term to be used for his travel and housing accommodations that are not otherwise covered by the Company’s business expense policies.

Grant of Restricted Stock Units and Performance-Based Stock Options. On May 24, 2019 (the “Grant Date”), Mr. Hill was granted the following.

•

Time-based RSU Award: A time-based award of restricted stock units (“RSUs”) with an aggregate value of approximately $1,200,000, which vests monthly over twelve months with the first installment vesting on June 1, 2019, provided Mr. Hill continues to serve as Interim Chief Executive Officer of the Company or as a director on the Board on each vesting date. Mr. Hill will be entitled to pro-rated vesting on the RSUs, with a minimum vesting of three months, if his Employment Term is terminated by the Company other than for Cause (as defined in the Agreement) prior to the one-year anniversary of the Start Date.

•

Performance Stock Options: A performance stock option to purchase common stock of the Company (the “Option”) with an aggregate value equal to $18,000,000 for maximum performance and $9,000,000 for target level performance. The Option will vest and become exercisable upon satisfaction of both a time-based and performance-based component. The time-based component of the Option will vest on the one-year anniversary of the Start

Date, provided Mr. Hill continues to serve as Interim Chief Executive Officer of the Company or as a director on the Company’s Board on that date. Mr. Hill shall be entitled to pro-rated vesting on the time-based component of the Option, for any termination during the Employment Term other than for Cause (as defined in the Agreement) prior to the one-year anniversary of the Start Date. The performance component of the Option will be consistent with the Company’s FY20 Executive Annual Incentive Plan, to be adopted by the Company’s Board or a Committee thereof.

Change in Control. In the event of a Change in Control (as defined in the Agreement), the RSU will accelerate immediately prior to the Change in Control on a prorated basis. With respect to the Option, in the event of a Change in Control and (i) Mr. Hill’s employment as Interim Chief Executive Officer is subsequently terminated by the Company other than for Cause (as defined therein) or Mr. Hill resigns because he is not chief executive officer of the acquiring company following any Change in Control, the vesting of the Option will accelerate in full with respect to both the time-based and the performance-based vesting (at the target level) requirements regardless of actual performance; or (ii) if immediately before the Change in Control Mr. Hill is not Interim Chief Executive Officer, the vesting of the Option will accelerate on the Change in Control as to the time-based vesting requirement on a prorated basis based and as to the performance-based vesting (at the target level) requirements regardless of actual performance; or (iii) if after a Change in Control, the Option is not assumed or substituted for in the Change in Control, the vesting of the Option will accelerate in full with respect to both the time based-vesting requirement and the performance-based vesting requirement (at the target level.)

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.01	Employment Agreement, dated May 24, 2019, between Symantec Corporation and Richard S. Hill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: May 28, 2019	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary